Exhibit 99.1

Engility to Further Enhance its Cost Competitiveness

Realignment to Streamline Operations Will Ensure Engility Remains

the Most Cost Efficient Government Services Contractor

CHANTILLY, VA – December 13, 2013, Engility Holdings, Inc. (NYSE: EGL) today announced a strategic realignment to further streamline the company’s business operations.

While Engility is widely recognized as having one of the lowest rate structures in the Government Services market, the moves announced today will further reduce the company’s overhead costs for 2014, enabling Engility to maintain its industry-leading competitive rates next year in what is expected to remain a challenging budget environment.

Specifically, the company announced the combination of two of its operating units into a single business group focused on engineering and program management services. Going forward, Engility’s business groups will report directly to the company’s President and Chief Executive Officer, Tony Smeraglinolo, eliminating a reporting level for these operations. John Heller, who has been serving as the company’s Senior Vice President and Chief Operating Officer, is leaving the company to pursue other professional interests. Mr. Heller joined L-3 Communications in April 2012 to support Engility’s spin-off as a new independent publicly traded company in July 2012. Engility has also initiated other organizational changes and budget reduction activities to further reduce the company’s operating costs for 2014.

“Engility is committed to providing its customers with the highest quality services at the lowest possible cost,” said Engility President and CEO Tony Smeraglinolo. “In this challenging environment, our customers need our help in ensuring they can still perform their important missions within the reduced budgets they have available.”

“This new streamlined organization enhances our competitiveness and raises the visibility of our programs to ensure they get the highest level of leadership attention within Engility.” Regarding Mr. Heller’s departure from Engility, Tony Smeraglinolo added, “John has been an instrumental contributor to the formation of Engility as an industry-leading services company. On behalf of Engility’s leadership and employees, we wish him well and great success in his future pursuits.”

ABOUT ENGILITY CORPORATION

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. Engility has approximately 7,000 employees worldwide and achieved revenue of $1.66 billion in 2012. To learn more about Engility, please visit www.engilitycorp.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results and business plans. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our more recent periodic reports, which have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:	Investor Relations:
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com

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